                                                                     EXHIBIT 4.4
                                                                     -----------
                          FIRST SUPPLEMENTAL INDENTURE
                          ----------------------------

               THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made as of the 10th day of April, 1995 among ROBBINS & MYERS, INC., an Ohio corporation (the "Company"), PNC BANK, OHIO, NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee"), and EAGLE INDUSTRIAL PRODUCTS CORPORATION, a Delaware corporation (the "Noteholder"), under the following circumstances:

                          A. The Company, as Issuer, and the Trustee are parties to an Indenture dated as of June 30, 1994 (the "Indenture") pursuant to which the Company has issued two Senior Subordinated Extendible Reset Notes in the aggregate principal amount of $50,000,000 (the "Notes"); and

                          B. The Noteholder is the registered holder of the Notes, which are the only notes outstanding under the Indenture.

                          C. The parties are entering into this Supplemental Indenture pursuant to Section 902 and Section 903 of the Indenture to amend certain of the terms of the Indenture.

                          NOW, THEREFORE, the Company, the Trustee and the
Noteholder agree as follows:

                          1. DEFINITION OF "PERMITTED INDEBTEDNESS".
Subsection (i) of the definition of "PERMITTED INDEBTEDNESS" in Section 101 of Article One of the Indenture hereby is amended by substituting "$38,250,000" for "$40,000,000 in clause (a) thereof and by substituting "$50,000,000" for "$35,000,000" in clause (b) thereof.

                          2.      EVENTS OF DEFAULT.  Subsection (3) of Section
501 of Article Five of the Indenture hereby is amended by deleting the word "or" immediately preceding part (e) thereof and by adding the following part
(f) at the end of Subsection (3):

                                  "; or (f) a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Registration Rights Agreement;"

                          3.      CERTAIN LIMITATIONS.  Subsection (a) of
Section 1016 of Article Ten of the Indenture hereby is amended in its entirety to read as follows:

                                  "(a)  The Company will not permit any
                          Subsidiary, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company or pledge any intercompany notes representing obligations of any Subsidiary to secure the payment of any Senior Indebtedness (other than Indebtedness under the Bank Credit Agreement) unless (x) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Securities by such Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Subsidiary) except that the guarantee of the Securities need not be secured and shall be subordinated to the claims against such Subsidiary in respect of Senior Indebtedness to the same extent as the Securities are subordinated to Senior Indebtedness of the Company under this Indenture and
                          (y) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee."

                          4.      CONSENT OF NOTEHOLDER.  By execution of this
Supplemental Indenture, the Noteholder hereby consents to this Supplemental Indenture pursuant to Section 902 and 104 of the Indenture and waives the obligation of the Company to give notice of this Supplemental Indenture to the Noteholder pursuant to Section 907 of the Indenture.

                          5.      COUNTERPARTS.  This Supplemental Indenture
may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all parties so long as each such party shall sign at least one counterpart.

                          6.      FULL FORCE AND EFFECT.  As hereby
supplemented, the Indenture shall remain in full force and effect in accordance with its terms.

                          7.      ENTIRE AGREEMENT.  This Supplemental
Indenture sets forth the entire agreement between the parties with respect to the subject matters set forth herein.

        IN WITNESS WHEREOF, the parties have executed this Supplemental Indenture as of the date and year first above written.

                                           ROBBINS & MYERS, INC.


                                           By:/s/George M. Walker
                                              ----------------------------------
                                              Name: George M. Walker
                                              Title: Vice President and Chief
                                                        Financial Officer


                                           PNC BANK, OHIO, NATIONAL ASSOCIATION,
                                              as Trustee


                                           By:/s/Lori Jelf
                                              ----------------------------------
                                              Name: Lori Jelf
                                              Title: Bank Officer


                                           EAGLE INDUSTRIAL PRODUCTS CORPORATION


                                           By:/s/Anthony Navitsky
                                              ---------------------------------
                                              Name: Anthony Navitsky
                                              Title: Vice President-Treasurer

                         SECOND SUPPLEMENTAL INDENTURE
                         -----------------------------

                          THIS SECOND SUPPLEMENTAL INDENTURE (this "Second
Supplemental Indenture") is made as of the 24th day of October, 1995 among ROBBINS & MYERS, INC., an Ohio corporation (the "Company"), PNC BANK, OHIO, NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee"), and NATIONSBANC CAPITAL MARKETS, INC. (the "Noteholder"), under the following circumstances:

                          A. The Company, as Issuer, and the Trustee are parties to an Indenture dated as of June 30, 1994, as supplemented by a First Supplemental Indenture dated as of April 10, 1995 (collectively, the "Indenture"), pursuant to which the Company has issued, and there now is outstanding, a Senior Subordinated Extendible Reset Note in the principal amount of $25,000,000 (the "Note"); and

                          B. The Noteholder is the registered holder of the Note, which is the only note outstanding under the Indenture.

                          C. The parties are entering into this Supplemental Indenture pursuant to Section 902 and Section 903 of the Indenture to amend certain of the terms of the Indenture.

                          NOW, THEREFORE, the Company, the Trustee and the
Noteholder agree as follows:

                          1.   PAYMENT TO THE NOTEHOLDER.  Upon execution of
this Second Supplemental Indenture by the Company and the Noteholder, the Company shall make a payment of $375,000 to the Noteholder by wire transfer in accordance with the instructions set forth on EXHIBIT A hereto.

                          2.   DEFINITION OF "RESET RATE".  The table set forth
in the definition of "RESET RATE" in Section 101 of Article One of the Indenture hereby is amended to read in its entirety as follows:

IF THE APPLICABLE RATING IS:                            THEN THE RESET RATE IS:
---------------------------                             ----------------------
A or A- or equivalent rating  . . . . . . . . . . .     175 basis points over three-year U.S. Treasuries on
                                                        the Reset Date

BBB+, BBB, BBB- or equivalent . . . . . . . . . . .     220 basis points over three-year U.S. Treasuries on
                                                        the Reset Date

BB+, BB, BB- or equivalent  . . . . . . . . . . . .     425 basis points over three-year U.S. Treasuries on
                                                        the Reset Date, but in no event less than 11%

B+, or less or equivalent . . . . . . . . . . . . .     525 basis points over three-year U.S. Treasuries on
                                                        the Reset Date, but in no event less than 12%

                          3.  LIMITATION ON INDEBTEDNESS.  The periods and
ratios set forth at the end of Section 1008 of Article Ten of the Indenture hereby are amended to read as follows:

                                           Year                    Ratio
                                           ----                    -----
                          September 1, 1995 and thereafter       3.00:1:00

                          4. EXCEPTION TO LIMITATION ON RESTRICTED PAYMENTS.
Subsection (b) of Section 1009 of Article Ten of the Indenture hereby is amended as follows:

                          (a)  The parenthetical phrase "(clauses (i) through
               (vi) being referred to as a PERMITTED PAYMENT")" in the third and fourth lines of the subsection is amended in its entirety to read as follows: "(clauses (i) through (vii) being referred to as a "PERMITTED PAYMENT")";

                          (b) the word "and" shall be deleted from the end of Subsection (b)(v);

                          (c) the period at the end of Subsection (b)(vi) shall be replaced by the following: ";and"; and

                          (d) the following new Subsection (b)(vii) shall be added:

                                  "(vii) any payment made by the Company upon
                          the exercise of, or in connection with any repurchase of, any of the stock appreciation rights issued pursuant to the SAR Agreement, except for (1) $2,000,000 of any payment made by the Company to Eagle Industries, Inc. in October 1995 in connection with its exercise, or surrender to the Company for cancellation, of the 1,800,000 stock appreciation rights held by Eagle Industries, Inc. and (2) any payment made by the Company in connection with the exercise, or surrender to the Company for cancellation, of the 100,000 stock appreciation rights held by M.H.M. & Co.,Ltd. or by any assignee or successor to such 100,000 stock appreciation rights."

                          5. CONSENT OF NOTEHOLDER.  By execution of this
Supplemental Indenture, the Noteholder hereby consents to this Supplemental Indenture pursuant to Section 902 and 104 of the Indenture and waives the obligation of the Company to give notice of this Supplemental Indenture to the Noteholder pursuant to Section 907 of the Indenture.

                          6. COUNTERPARTS.  This Supplemental Indenture may be
executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all parties so long as each such party shall sign at least one counterpart.

                          7. FULL FORCE AND EFFECT.  As hereby supplemented,
the Indenture shall remain in full force and effect in accordance with its terms.

                          8. ENTIRE AGREEMENT.  This Supplemental Indenture
sets forth the entire agreement between the parties with respect to the subject matters set forth herein.

                          IN WITNESS WHEREOF, the parties have executed this
Supplemental Indenture as of the date and year first above written.

                                           ROBBINS & MYERS, INC.


                                           By:__________________________________
                                              Name: George M. Walker
                                              Title: Vice President and Chief
                                                      Financial Officer

                                           PNC BANK, OHIO, NATIONAL ASSOCIATION,
                                             as Trustee


                                           By:__________________________________
                                              Name:
                                              Title:

                                           NATIONSBANC CAPITAL MARKETS, INC.


                                           By:__________________________________
                                              Name:
                                              Title:





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
                                                                       Exhibit A
                                                                       ---------

                           Wire Transfer Instructions
                           --------------------------